Letter to XsunX Shareholders:

XsunX Reports Progress on Expanded Business Development Efforts

Dated: August 28, 2009

To Our Valued Shareholders,

As you may have seen, XsunX has been receiving positive media attention for expanded business development efforts to commercialize our revolutionary cross-industry, thin-film solar technology for the manufacture of CIGS solar cells, so I wanted to provide an update.

In case you missed it, please visit the News page on our website:
http://xsunx.com/news-archives.aspx

As delighted as we are to have this third-party interest and attention, we are even more thrilled by the progress that is transforming our new business plan into reality:

In April, we began design development of a deposition source that essentially takes solid materials and converts them into gases which are then deposited in layers to form the portion of the solar cell that captures and converts solar energy into electrical energy. Our plans are to adapt this source technology to the hard disc drive (HDD) equipment we are working with and utilize the high rate production capabilities of these systems.  In July, we began preparations to establish R&D operations and office space with our HDD equipment partner.  Now, we have full-time staff on site with our development partner.

As the pace of progress is beginning to accelerate, work associated with constructing the first deposition source is nearly complete, and we plan to soon begin testing these designs and their suitability for our specific application. Other ongoing work includes transferring process recipes for the conductive layers of the CIGS device to high rate HDD sputtering systems and making adjustments as necessary to compensate for the specific characteristics of these tools.

As we ramp up development under our new strategic plans, XsunX has also been working to reduce operating costs. As part of our announced business plan and new technology for CIGS manufacturing, we plan to establish manufacturing operations through joint venture agreements, which eliminate the need for our Oregon, based manufacturing facility. This week we reached an agreement with our landlord to vacate and terminate the lease for our Wood Village, Oregon manufacturing facility, eliminating continued monthly costs and reducing our short term liabilities associated with accrued lease expenses to zero and our long-term liabilities associated with the lease commitment by over 65 percent.

While we work to complete our initial development and establish working samples and system designs, we plan to utilize our corporate offices in Aliso Viejo as well as  the facilities we have available to us through our development partner. We plan to then establish a new corporate and pilot manufacturing facility to meet our needs.

I thank you for your support of XsunX and look forward to sharing our progress with you as we continue the transition into this next exciting phase.  If you have any questions in the meantime, please contact our Investor Relations desk at investors@xsunx.com or (888) 797-4527.

Yours Truly,
Tom M. Djokovich, CEO
XsunX, Inc.

Safe Harbor Statement: Matters discussed in this shareholder news letter contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this shareholder news letter, the words "anticipate," "believe," "estimate," "may," "intend," “wiil”, "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.